                                                                    EXHIBIT 10.4




                            TOWNVIEW BUSINESS CENTER

                              Third & Gest Streets

                                Cincinnati, Ohio



                              LEASE DOCUMENTATION



                                    LESSEE:

                                 UPRIGHT, INC.

                                    Address:

                             Third and Gest Streets
                             Cincinnati, Ohio 45202

                               TABLE OF CONTENTS


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                                                                        Page
                                                                        ----
1.       DEFINITIONS AND CERTAIN BASIC PROVISIONS . . . . . . . . . . .  1

2.       FUNDAMENTAL EXHIBITS TO LEASE  . . . . . . . . . . . . . . . .  2
         2.1     Exhibits . . . . . . . . . . . . . . . . . . . . . . .  2
         2.2     Change in Plans  . . . . . . . . . . . . . . . . . . .  3

3.       GRANT, PREMISES AND TERM . . . . . . . . . . . . . . . . . . .  3
         3.1     Grant and Premises . . . . . . . . . . . . . . . . . .  3
         3.2     Additional Areas . . . . . . . . . . . . . . . . . . .  3
         3.3     Roof and Walls . . . . . . . . . . . . . . . . . . . .  4
         3.4     Terms  . . . . . . . . . . . . . . . . . . . . . . . .  4
         3.5     "Ready for Occupancy." . . . . . . . . . . . . . . . .  4

4.       RENT:  ADDITIONAL RENT; OTHER CHARGES  . . . . . . . . . . . .  5
         4.1     Minimum Rent . . . . . . . . . . . . . . . . . . . . .  5
         4.2     Additional Rent  . . . . . . . . . . . . . . . . . . .  5

5.       SECURITY DEPOSIT . . . . . . . . . . . . . . . . . . . . . . .  9

6.       USE AND OCCUPANCY  . . . . . . . . . . . . . . . . . . . . . .  9

7.       REPAIRS  . . . . . . . . . . . . . . . . . . . . . . . . . .   10

8.       ACCESS . . . . . . . . . . . . . . . . . . . . . . . . . . .   11

9.       ALTERATIONS TO PREMISES; SIGNS . . . . . . . . . . . . . . .   11

10.      DAMAGE OR DESTRUCTION  . . . . . . . . . . . . . . . . . . .   12

11.      INDEMNITY AND TENANT INSURANCE . . . . . . . . . . . . . . .   13

12.      WAIVER OF SUBROGATION  . . . . . . . . . . . . . . . . . . .   13

13.      LIEN . . . . . . . . . . . . . . . . . . . . . . . . . . . .   14

14.      ASSIGNMENT, SUBLETTING, MORTGAGING . . . . . . . . . . . . .   14

15.      PRIORITY OF LEASE  . . . . . . . . . . . . . . . . . . . . .   15

16.      ESTOPPEL CERTIFICATE . . . . . . . . . . . . . . . . . . . .   15

17.      FIXTURES AND PERSONAL PROPERTY:  SURRENDER . . . . . . . . .   16

18.      INSOLVENCY . . . . . . . . . . . . . . . . . . . . . . . . .   16

19.      DEFAULT AND REMEDY . . . . . . . . . . . . . . . . . . . . .   16

20.      NON-WAIVER OF DEFAULTS . . . . . . . . . . . . . . . . . . .   17

21.      NON-PERFORMANCE BY TENANT  . . . . . . . . . . . . . . . . .   17

22.      HOLD OVER TENANCY  . . . . . . . . . . . . . . . . . . . . .   18

23.      CONDEMNATION . . . . . . . . . . . . . . . . . . . . . . . .   18

24.      NOTICES  . . . . . . . . . . . . . . . . . . . . . . . . . .   19

25.      RIGHTS RESERVED BY LANDLORD  . . . . . . . . . . . . . . . .   19

26.      MISCELLANEOUS PROVISIONS . . . . . . . . . . . . . . . . . .   20


         EXHIBITS

Exhibit A                 Site Plan of Center
Exhibit B                 Description of Landlord's Standard Work and
                               Landlord's Tenant Finish Work
Exhibit C                 Rules and Regulations for Center
Exhibit D                 Minimum Rent Schedule

                            TOWNVIEW BUSINESS CENTER

                                     LEASE

                                 BY AND BETWEEN

                               TOWNVIEW PARTNERS

                              an Ohio partnership

                                      and

                                 UPRIGHT, INC.

          THIS IS A LEASE entered into as of November _, 1995, between

                                  TOWNVIEW PARTNERS
                                  an Ohio partnership
                                  Michael J. Burke, Managing Partner
                                  1800 Provident Tower
                                  Cincinnati, Ohio 45202            ("Landlord")

and

                                  UPRIGHT, INC.
                                  3rd and Gest Streets
                                  Cincinnati, Ohio 45202            ("Tenant")



1.       DEFINITIONS AND CERTAIN BASIC PROVISIONS.

1.1      (a)     Landlord:  TOWNVIEW PARTNERS

         (b)     Landlord's Address:  1800 Provident Tower
                                      Cincinnati, Ohio 45202

         (c)     Tenant:  Upright, Inc.

         (d)     Tenant's Address:  3rd and Gest Streets
                                    Cincinnati, Ohio 45202

         (e)     Tenant's Trade Name:  None

         (f)     Agent:  Frank Scarborough, Vice President, Marketing

         (g) Premises: A warehouse and office unit containing approximately 4,756 square feet, located in Townview Business Center (the "Center") of Third & Gest Streets, Cincinnati,

Hamilton County, Ohio. The Premises are shown and outlined on the plan attached hereto as Exhibit A.

         (h) Lease Term: The term of this Lease (the "Lease Term") shall be for a period of five (5) years plus a part of a month, if any, from the date of commencement of the Lease Term to the first day of the first full calendar month in the Lease Term.

         (i) Commencement Date: The Lease Term shall commence January 1, 1996, through December 31, 2001.

         (j)     Minimum Rental:  See Exhibit D

         (k) Additional Rental: Beginning in year 3, payable in (12) equal monthly installments plus any Additional Rent as set forth in Section 4.2(a) of this Lease.

         (l)     Prepaid Rental:

         (m)     Security Deposit:  $3,459.98

         (n) Permitted Use: Tenant shall be permitted "to utilize the premises for any and all uses associated with its present business of office and warehousing provided such use conforms with all applicable zoning requirements of the appropriate governmental authority sufficient to entitle Tenant to an occupancy permit from such governmental authority.

         1.2 Each of the foregoing definitions and basic provisions shall be construed in conjunction with and limited by the references thereto in the other provisions of this Lease.

2.       FUNDAMENTAL EXHIBITS TO LEASE.

         2.1     Exhibits.

         The following exhibits attached to this Lease are incorporated herein by this reference:

              Exhibit A                 Site plan of the Center and the Premises

              Exhibit B                 Description of Landlord's standard work
                                        and Landlord's tenant finish work

                 Exhibit C                 Center's Rules and Regulations

                 Exhibit D                 Minimum Rent Schedule

         2.2     Change in Plans.

         Notwithstanding Exhibit A or anything else in this Lease, Landlord reserves the right to make changes or revisions in the site plan reflected by Exhibit A or any other site plan, to change or modify and add to or subtract from the size and dimension of the Center or any part thereof, the number, location and dimensions of buildings and warehouse or office units, any designated parking spaces, the number of floors in any building, the locations, size and number of tenants' spaces, the identity, type and location of other units and tenants, (except that Landlord shall not have the right, without Tenants' consent, to change the location of the Premises) and the size, shape, location and arrangement of common areas, and to design and decorate any portion of the Center as Landlord desires. The site plan attached hereto as Exhibit A is subject to change without notice, does not grant any easement rights to Tenant, does not obligate Landlord to construct any buildings shown on Exhibit A other than the building in which the Premises are located and is not to be construed as containing any representations or agreements by the Landlord. Landlord's exercise of its rights under this Section 2.2 shall not unreasonably impair the visibility of or access to tho Premises. This Lease and the provisions contained herein define all rights of Tenant in and to the Center.

3.       GRANT, PREMISES AND TERM.

         3.1     Grant and Premises.

         Landlord leases to Tenant and Tenant leases from Landlord upon the terms and conditions set forth herein, the Premises more fully described in
Section 1.1(g) of this Lease.

         3.2     Additional Areas.

         Tenant shall have the nonexclusive use of the common facilities designated from time to time by Landlord, subject to the Rules and Regulations attached as Exhibit C, including the following common facilities: the parking spaces, sidewalks and driveways. Landlord may at any time close temporarily any common facilities to make repairs or changes therein or to effect construction, repairs or changes within the Center, to prevent acquisition of public rights in such facilities and to discourage non-customer parking; and may do such other acts in and to the common facilities as in Landlord's judgment may be desirable to improve the convenience thereof.

         3.3     Roof and Walls.

         Landlord shall have the exclusive right to use all or any part of the roof, side and rear walls of the Premises for any purpose, including but not limited to erecting signs or other structures on or over all or any part of the same, erecting scaffolds and other aids to the construction and installation of the same, and installing, maintaining, using, repairing and replacing pipes, ducts, conduits and wires leading through, to or from the Premises and serving other parts of the Center in locations which do not materially-interfere with Tenant's use of the Premises. Tenant shall have no right whatsoever in the exterior walls or the roof of the Premises except as otherwise provided herein.

         3.4     Terms.

         The Lease Term shall be for the period set forth in Section 1.1(h) of this Lease and the Lease Term shall begin on the Commencement Date specified in
Section 1.1(i) of this Lease, unless such date is postponed or the Lease terminated earlier, as provided elsewhere herein. When the Commencement Date has been established, Landlord and Tenant shall execute, acknowledge and deliver a written statement specifying the date of commencement and termination of the Lease Term. In the event of Landlord's inability to deliver possession of the Premises upon the Commencement Date, Landlord shall not be liable for any damage caused thereby nor shall this Lease become void or voidable, nor shall the Lease Term be extended, but in such event Tenant shall not be liable for any rent until such time as Landlord delivers possession. If Landlord permits Tenant to enter into possession of the Premises prior to the Commencement Date, all of the terms and conditions of this Lease shall apply to such prior period.

         3.5     "Ready for Occupancy."

         Outline specifications describing the standard improvements to be provided and installed by Landlord at its expense and the above standard improvements to be provided and installed by Landlord on Tenant's behalf at Tenant's expense have been agreed to by Landlord and Tenant and are attached hereto as a part hereof and marked Exhibit B. The term "ready for occupancy" as used herein shall mean the first day on which Landlord shall have substantially completed all the work to be performed by Landlord in accordance with Exhibit B attached hereto, including any of Tenant's work which is to be performed by Landlord at Tenant's expense pursuant to Exhibit B.

4.       RENT:  ADDITIONAL RENT; OTHER CHARGES.

         4.1     Minimum Rent.

         Tenant shall pay minimum and additional rent to Landlord without notice of demand and without setoff or deduction for any reason at Landlord's address set forth in Section 1.1(b) of this Lease or at such other place as Landlord may from time to time designate, as rental for the Premises.

         The Minimum Rental specified in Section 1.1(j) of this Lease shall be payable in advance once first day of each calendar month during the Lease Term hereof commencing on the Commencement Date subject to prior prepaid rent specified in Section 1.1(l) in which the month immediately following shall be prorated. Rent for partial months shall be prorated. The first monthly payment of minimum rent shall include any prorated rental for the period from the date of commencement of the Lease Term to the first day of the first full calendar month in the Lease Term. If Tenant shall fail to pay the foregoing minimum or additional rental to Landlord on or before the fifth day of the month in which it is due, and if Tenant fails to cure any such default within seven days after the mailing of written notice by Landlord to Tenant specifying the default, the Landlord may, in addition to all other rights and remedies which Landlord may have, assess a "late charge" on such amount equal to 1.5% of the minimum rental due for that month.

         4.2     Additional Rent.

         In addition to the Minimum Rental set forth in Section 4.1, Tenant shall pay as "Additional Rent" during the term of the lease and any extension or renewal thereof, Tenant's pro rata share of the Operating Expenses (as defined below) for the Center. In addition, Tenant shall pay any and all sums of money or charges required to be paid by Tenant under the terms of this Lease whether designated Additional Rent or not, and such amounts, if not paid when due, shall be collectible as additional rent with the next installment of Minimum Rental thereafter falling due as provided herein and shall be subject to all provisions of this lease and of law as to default in the payment of rent; provided, nothing herein shall be deemed to excuse or delay the obligation of Tenant to pay any amount of money or charge at the time the same shall become due under the terms of this Lease. Tenant's obligation to pay Additional Rent shall commence on January 1, 1999 and not at the time Tenant's obligation to pay Minimum Rental commences not to exceed $4500.00 per year 1999, 2000.

         (a) Operating Expenses. In event the Landlord's Operating Expenses for the Center exceed $1.78 per square foot, Tenant shall pay Tenant's pro rata share (as hereafter defined) of all Operating Expenses incurred by Landlord with respect to the Center which shall be paid in equal monthly installments. The term "Operating Expenses" shall mean all expenses, costs and disbursements (but not replacement of capital investment items) of every kind and nature which Landlord shall pay or become obligated to pay because of, or in connection with, the ownership, operation and maintenance of the Center, including but not limited to the following:

                 (i) All parking area maintenance. The term "parking area maintenance" shall mean all expenses incurred by Landlord in connection with the maintenance of the parking and roadway facilities located in the Center, including gardening, landscaping, noncapitalized repairs, line painting, lighting, and removal of snow, trash, rubbish and refuse from parking and roadway areas. The term "parking and roadway facilities" shall mean all parking and roadway areas, spaces, equipment and special services provided by Landlord for the common or joint use and benefit of the occupants of the Center, their employees, agents, servants, customers and other invitees, including without limitation parking areas, access roads, driveways, retaining walls, landscaped areas, sidewalks, and such other like services customarily provided for such common or joint parking and roadway areas.

                 (ii) All maintenance (including that required by Section 7.1 of this Lease), repair, cleaning, snow and ice removal, planting, replanting, landscaping, repair of signs, painting of exterior walls, water and sewage charges, worker's compensation insurance, wages, unemployment taxes, social security taxes, employee benefits, personal property taxes, fees for required licenses and permits, supplies, reasonable depreciation of equipment, and administrative property management fees; but for the purpose of this calculation there shall be excluded the costs of equipment properly chargeable to capital account and depreciation of the original cost of constructing, erecting and installing the common areas, common facilities and related services.

                 (iii) "Taxes" shall mean and include the amount paid by Landlord for all taxes and assessments upon the Center and its appurtenances and upon the real property upon which the same are constructed, but shall not include income, occupational or similar taxes based upon Landlord's income or profits. If at any time a tax or excise on rents, or other tax, however described, is levied or assessed against Landlord on account of the rent reserved hereunder, the same shall be included within the terms "Taxes" for the purposes hereof.

                 (iv) "Insurance" shall mean all premiums for fire and extended coverage, liability and property damage insurance. Landlord shall carry such insurance which shall be in such amounts as Landlord or Landlord's lender deems necessary. Tenant acknowledges that such insurance shall be solely for the benefit of Landlord and Landlord's mortgagee(s), and Tenant waives and releases any and all rights to any proceeds payable by reason of such insurance.

         (b) Utilities. Tenant shall be solely responsible for and shall promptly pay all charges for telephone service and for electricity, gas and all other utilities used upon or furnished to the Premises which are metered by a separate meter for the Premises. Landlord shall be responsible for water and sewer utilities for which there is a common meter for the Center and which are included in Operating Expenses; provided, however, that if Tenant's usage of such utilities exceeds, in Landlord's opinion, the normal usage of other tenants in the center whose utilities are metered through the common meter, Tenant shall pay the full cost of the excess usage of such utilities. In no event shall Landlord be liable in damages or otherwise for any interruption or failure in the supply of such utilities, or if either the quantity or character of such utilities supplied is changed or is no longer available or suitable for Tenant's requirements. Landlord at any time at Landlord's option and upon not less than one hundred eighty (180) days prior written notice to Tenant, may discontinue the furnishing of such water and sewer utilities and in ouch case, Tenant shall contract for the supply of such service with the public utility company supplying the same and Landlord shall permit its equipment, to the extent available, suitable and safely capable therefore, to be used for the purpose of supplying such services.

         (c) Pro Rata Share. Unless otherwise defined herein, the term "Tenant's pro rata share" shall mean the percentage that the total number of square feet of the floor area in the Premises bears to the total number of square feet of leasable floor area in the Center; provided, however, if at any time during the Lease Term Landlord has leased at least 901 of the leasable floor area in the Center, then the term "Tenant's pro rata share" shall mean the percentage that the total number of square feet of
the floor area in the Premises bears to the   total number of square feet of
leased floor areas in the Center.

         (d) Taxes - Other. Tenant shall pay before delinquency any and all taxes and assessments, and license, sales, business, occupation or other taxes, fees or charges levied, assessed or imposed upon its business operations in the Premises. Tenant shall pay before delinquency any and all taxes and assessments levied, assessed or imposed upon its trade fixtures, leasehold improvements, merchandise and other personal property in, on or upon the Premises. In the event any taxes, fees or charges referred to in this Section 4.2(d) shall be assessed, levied or imposed upon or with the business or property of Landlord, such assessment, fees or charges shall be paid by Tenant to Landlord promptly upon Landlord's request for such payment.

         (e) Payment of Additional Rent. For each rental year the additional rental provided for in this Section 4.2 shall be paid by Tenant in monthly installments on the first day of each calendar month, in advance, in an initial amount estimated by Landlord. Landlord shall give Tenant written notice of such estimated amounts at least thirty (30) days before the first payment of such amounts is due from Tenant. Subsequent to the end of each rental year or partial rental year, Landlord shall furnish Tenant with a statement of the actual amount of Tenant's proportionate share of such costs and expenses for such period. If the total amount paid by Tenant under this Section 4.2 for any calendar year shall be less than the actual amount due for Tenant for such year as shown on such statement, Tenant shall pay to Landlord the difference between the amount paid by Tenant and the actual amount due, such deficiency to be paid within thirty (30) days after the furnishing of each such statement; and if the total amount paid by Tenant hereunder for any such calendar year shall exceed such actual amount due from Tenant for such calendar year, such excess shall be credited against the next installment due from Tenant to Landlord under this
Section 4.2.

5.       SECURITY DEPOSIT.

         Tenant has paid to Landlord upon execution of this Lease the Security Deposit as set forth in Section 1.1(m) of this Lease as security for the performance of Tenant's obligations hereunder, including the payment of all rentals. In the event of a default by Tenant, Landlord at its option may apply such part of the deposit as may be necessary to cure the default, and if Landlord does so, Tenant shall, upon demand, redeposit with Landlord an amount equal to that so applied so that Landlord will have the full security deposit on hand at all times during the term of this Lease. Upon the termination of this Lease, provided Tenant is not in default hereunder, Landlord shall refund to Tenant any then remaining balance of the deposit, without interest. In the event of a sale or leasing of the land and building of which the Premises form a part, Landlord shall have the right to transfer the deposit to the vendee or lessee and Landlord shall thereupon be released by Tenant from all liability for the return of the deposit; and Tenant agrees to look to the new landlord solely for the return of the deposit; and it is agreed that the provisions hereof shall apply to every transfer or assignment made of the deposit to a new landlord.

6.       USE AND OCCUPANCY.

         6.1 The premises are to be used solely for the purposes set forth in Section 1.1(n) of this Lease and for no other business or purpose without the prior written consent of Landlord. Tenant shall not do or permit to be done in or about the Premises anything which is illegal or unlawful; or which is of a hazardous or dangerous nature, or which is noxious or offensive to other tenants in the Center or to Landlord, or which will increase the rates of insurance carried by Landlord. Tenant shall obtain all permits, licenses, certificates or other authorizations and any renewals, extensions or continuances of the same required in connection with the lawful and proper use of the Premises and shall pay when due all taxes upon its merchandise, stock, fixtures, equipment and leasehold improvements in the Premises. Neither a failure on the part of Tenant to procure such permits, licenses, certificates or other authorizations, nor the revocation of the same, shall in any way affect the liability of Tenant for payment of rent herein reserved or the performance of observance of any of the covenants or conditions herein contained on Tenant's part to be performed and observed. Tenant shall (and shall cause its employees to) observe the Rules and Regulations attached as Exhibit C or such other rules and regulations applicable to the Center, as the same may be imposed by Landlord from time to time, and Tenant shall comply with all governmental laws and ordinances and all regulations applicable to the use and occupancy of the Center. Without limiting the generality of the foregoing, Tenant shall not display anything outside of the Premises nor operate any loud speakers without the specific written consent of Landlord. If Tenant receives any notices affecting use of property, Tenant shall promptly notify Landlord in writing; but under no circumstances shall Tenant cause insurance rates of Landlord to increase due to non-compliance with Section 1.1(n). Any increases caused by the Tenant's use not specified in Section 1.1(n) shall be paid by the Tenant.

         6.2 Tenant acknowledges that its continued occupancy of the Premises and the regular conduct of its business for the Permitted Use are of the utmost importance to Landlord in avoiding the appearance and impression generally created by vacant space in commercial buildings, in facilitating the leasing of vacant space in the Center, in the renewal of other leases in the Center, and in maintaining the character and quality of the Center and of the tenants in the Center, and that Landlord will suffer substantial damage if the Premises are left vacant or are vacated by Tenant during the term of this Lease even in the event Tenant continues to pay rent as required hereunder. Tenant therefore covenants that it will occupy and utilize the entire Premises in the active conduct of its business for the Permitted Use during the whole of the Lease Term hereof and will conduct such business in a reputable, diligent and energetic manner, and maintain a full stock of inventory and a full staff of employees.

         6.3 If at any time during the Lease Term Tenant abandons the Premises or ceases to use the Premises for the Permitted Use, then Landlord may cancel this Lease. Tenant's abandonment shall constitute a default, and Landlord shall pursue all remedies of default.

7.       REPAIRS.

         7.1 Landlord shall keep or cause to be kept in as good repair, as same are in when possession hereunder is given to Tenant: the foundations, the roof and the structural soundness of the floors, and the exterior walls (excluding the interior surface of the exterior walls and excluding the exterior and interior portions of all windows, doors, plate glass and showcase); the exterior water, sewage and gas and electrical services up to the point of entry to the Premises; the common areas in the Center including, without limitation, the sidewalks and parking areas; the heating and air conditioning systems, except ordinary maintenance; and Landlord shall make all repairs and restorations made necessary by fire or other peril covered by the standard extended coverage endorsement on fire insurance policies (except where such improvements are required by special use of Tenant which will be reimbursed to Landlord); provided, however, that Tenant shall reimburse Landlord upon demand for the cost of repairing any damage to the Premises, the building or the common areas caused by the negligence or the deliberate act of Tenant, its employees, agents or invitees.

         7.2 Tenant shall, in all other respects, keep or cause to be kept in good repair and in a neat, clean and tenantable condition the interior of the Premises, including but not limited to the interior surface of the exterior walls, the exterior and interior portions of all windows, doors, plate glass and showcases, and all plumbing, lighting fixtures, pipes and equipment, floor coverings, ceilings, walls and plasterings; and Tenant agrees to make all repairs necessitated by the negligence or deliberate act of Tenant, its employees, agents or invitees; to provide ordinary maintenance for the heating and air conditioning systems and to provide maintenance service contracts on said systems which are satisfactory to Landlord (submitted to Landlord and approved in writing by Landlord); and to make all other repairs not specifically required to be made by Landlord under the provisions of the foregoing paragraph.

8.       ACCESS.

         Landlord has the right to enter the Premises periodically and shall have access to the Premises at reasonable hours for inspection or in connection with the improvement or repair of and the providing of utilities and other services to the Premises or to other buildings or common areas in the Center.

9.       ALTERATIONS TO PREMISES; SIGNS.

         Tenant shall not make any alterations, additions or improvements to the Premises without first obtaining Landlord's written consent. Further, Tenant shall not place, direct, maintain or paint any signs on the Premises except such signs as are in accordance with plans specifying design, size and locations which have been submitted to and approved in writing by Landlord.
Any alterations shall be made in good workmanlike manner and subject to Landlord's approval. Landlord may make any repairs, alterations or improvements which Landlord may deem necessary for the preservation, safety or improvement of the Premises or the Center; provided, however, that in so doing Landlord shall not unreasonably interfere with Tenant's use and occupancy of the Premises. All alterations, additions and improvements made by Tenant shall become the property of Landlord upon the making thereof and shall be surrendered to Landlord upon the expiration of this Lease. Any damage to the Premises in connection with the making of alterations, additions and improvements by Tenant or in connection with the placement, direction, maintenance, painting or removal of any signs on the Premises shall be paid by Tenant.

10.      DAMAGE OR DESTRUCTION.

         10.1 If the Premises are damaged or destroyed by fire, earthquake or any other casualty to such an extent as to render the same untenantable in whole or in substantial part, Tenant shall give Landlord immediate notice of the occurrence of any such casualty. Either party shall have the right to notify the other within sixty (60) days after receipt of such notice of its election to terminate this Lease and if such notice of termination is given by either party, this Lease shall terminate at the end of such sixty (60) day period and if Tenant shall not be in default under this lease, then Tenant's liability for rent shall cease as of the day following the casualty and any rent paid by Tenant in advance and not yet earned as of the date of termination shall be refunded to Tenant. If neither party notifies the other of its election to terminate, then the rent shall be abated during the period from the day following the casualty until completion of the repair or restoration in the same proportion as the untenantable portion of the Premises bears to the former rentable area thereof.

         10.2 If the Premises are damaged by fire, earthquake or any other casualty to such an extent that the Premises shall be rendered untenantable in part (but less than a substantial part), then Landlord, to the extent of insurance proceeds, shall promptly at its own expense repair and restore the Premises; provided, nothing herein shall obligate Landlord to repair or restore the Premises if the casualty occurs within twelve (12) months of the end of the Lease Term. The rent shall be abated proportionately as to the portion of the Premises rendered untenantable from the day following the casualty until completion of the repair and restoration.

         10.3 If the Premises shall be damaged by fire, earthquake or any other casualty but are not thereby rendered untenantable in whole or in part, then Landlord, to the extent of insurance proceeds, shall promptly at its own expense repair and restore the Premises; provided, nothing herein shall obligate Landlord to repair or restore the Premises if the casualty occurs within twelve (12) months of the end of the Lead Term. The rent shall not be abated.

11.      INDEMNITY AND TENANT INSURANCE.

         11.1 Tenant shall indemnify and hold Landlord harmless from all loss, damage, liability or expense resulting from any injury to or death of any person, or any loss of or damage to any property, caused by or resulting from any act or omission of any officer, agent, employee, guest, invitee or visitor of Tenant in or about the Premises or the Center, but the foregoing provision shall not be construed to make Tenant responsible for injuries to third parties caused by the negligence of Landlord or any agent or employee of Landlord. Landlord shall not be liable for any injury to or the death of any person, or any loss of or damage to property, sustained by Tenant, or by any other person(s) whatsoever, which may be caused by the Center or the Premises or any appurtenances thereto or thereof being out of repair, or by the bursting or leakage of any water, gas, sewer or steam pipes, or by theft or by any act of neglect of any tenant or occupant of the Center, or of any other person, or by any other cause of whatsoever nature, unless caused by the negligence of Landlord or its officers, agent or employees.

         11.2 Tenant covenants and agrees that it will carry and maintain during the Lease Term, at Tenant's sole cost and expense, comprehensive public liability insurance in a combination single limited amount of not less than Five Hundred Thousand and 00/100 Dollars ($500,000.00) insuring against injury or death to any person or persons and damage to property. Such liability insurance shall specifically insure the performance by Tenant of the indemnity agreement as contained in paragraph 11.1 of this Lease, and shall name Landlord as an additional insured.

         11.3 Certificates of such policies shall be delivered to Landlord within ten (10) days after delivery of possession of the Premises to Tenant and thereafter within thirty (30) days prior to the expiration of the term of each such policy. Renewal of additional policies shall be procured and maintained by Tenant in like manner and to like extent. All policies of insurance must contain a provision that the insuring company will give to Landlord thirty (30) days notice in writing in advance of any cancellation or lapse of the policies or of the effective date of any reduction in the amounts of insurance.

12.      WAIVER OF SUBROGATION.

         Landlord and Tenant each releases and relieves the other and on behalf of its insurers waives its entire right of recovery against the other for loss or damage arising out of or incident to the perils of fire, explosion, or other perils generally described in "extended coverage" insurance endorsements used in the Cincinnati, Ohio, area, which occur in, on or about the Center and/or the Premises, whether due to the negligence of such other part, its agents or employees, or otherwise. This provision does not apply if forbidden by either insurance policy.

13.      LIEN.

         Tenant will keep the Premises and/or the Center free and clear of all mechanics' and materialmen's liens and other liens on account of work done for or by Tenant or persons claiming under it. Should any such lien be filed against the Premises and/or the Center, Landlord may, without notice to Tenant, elect to obtain the release of such lien and any sums expended by Landlord shall be immediately repaid to Landlord by Tenant together with interest at the rate of eighteen percent (18%) per annum.

14.      ASSIGNMENT, SUBLETTING, MORTGAGING.

         Tenant shall not voluntarily, involuntarily or by operation of law assign, transfer, mortgage or otherwise encumber all or any part of Tenant's interest in this Lease, or sublet the Premises or any part thereof without first obtaining in each and every instance Landlord's prior written consent,* and any attempt to so assign, transfer, mortgage, encumber or sublet without Landlord's written consent shall be null and void; and if any such assignment, transfer, mortgage or encumbrance is made with the written consent of Landlord, Tenant shall nevertheless remain liable to Landlord for payment of rent according to the terms hereof and for due performance of all the terms, covenants and conditions of this Lease. Landlord will not unreasonably withhold its consent to any such assignment or subletting. If Tenant is a corporation, then any transfer of this Lease by merger, consolidation or liquidation or any change in the ownership of, or power to vote the majority of its outstanding voting stock shall constitute an assignment for the purposes of this paragraph. If written consent is once given by Landlord to any such assignment or subletting, such consent shall not operate as a waiver of the necessity for obtaining Landlord's written consent to any subsequent assignment or subletting.





_______________

* which shall not be unreasonably withheld or delayed

15.      PRIORITY OF LEASE.

         This Lease shall be subordinate to any and all mortgages and other security instruments now existing, or which may hereafter be made covering the Center and/or the real property underlying the same or any portion or portions thereof, and for the full amount of all advances made or to be made thereunder (without regard to the time or character of such advances), together with interest thereon, and subject to all the terms and provisions thereof and to any renewals, extensions, modifications and consolidations thereof; and Tenant covenants to make, execute, acknowledge and deliver upon request any and all documents or instruments reasonably demanded by Landlord which are or may be necessary or proper for more fully and certainly assuring the subordination of this Lease to any such mortgages or other security instruments; provided, however, that any person or persons purchasing or otherwise acquiring any interest at any sale and/or other proceedings under such mortgages or other security instruments will elect to continue this Lease in full force and effect in the same manner, and with like effect as if such reason or persons bad been named as Landlord herein, and in the event of such election, this Lease shall continue in full force and effect as aforesaid, and Tenant hereby attorns and agrees to attorn to such person or persons. If required by any first mortgagee, Tenant shall execute an agreement that this Lease will be superior to such first mortgage or if required by any first mortgagee, Tenant shall execute a separate subordination, attornment and nondisturbance agreement. Tenant hereby appoints Landlord the attorney-in-fact of Tenant, irrevocably to execute and deliver any document provided herein, for and in the name of Tenant. So long as Tenant shall not be in default under this Lease, its right of possession and enjoyment of the Premises shall be and remain undisturbed and unaffected and any subordination agreement executed by Landlord shall contain language specifically so providing.

16.      ESTOPPEL CERTIFICATE.

         Tenant shall at any time and from time to time execute, acknowledge and deliver to Landlord a statement in writing certifying: (a) that this Lease is unmodified and in full force and effect (or if there has been any modification hereof that the same is in full force and effect as modified and stating the nature of the modification or modifications); (b) that to the best of its knowledge Landlord is not in default under this Lease (or if any such default exists the specific nature and extent thereof); (c) the date to which rent and other charges have been paid in advance, if any; and (d) any other information regarding this Lease or Tenant's occupancy as required by Estoppel Certificate.

17.      FIXTURES AND PERSONAL PROPERTY:  SURRENDER.

         17.1 Upon the termination of this Lease, Tenant shall surrender to Landlord the Premises (including, without limitation, all buildings, apparatus and fixtures, except trade fixtures and furniture installed by Tenant, and cube-type partitions if not permanently affixed then upon the Premises) in good condition and repair, reasonable wear and tear and damage by casualty not caused by Tenant or its agents or employees excepted, and all alterations, improvements, additions, machinery and equipment which may be made or installed from time to time by either party hereto, in, upon or about the Premises (except trade fixtures and furniture installed by Tenant) shall be the property of Landlord, and upon any such termination, shall be surrendered to Landlord by Tenant without any injury, damage or disturbance thereto or payment there for. The property surrendered to Landlord shall include, but not be limited to, all lighting fixtures and fluorescent tubes and bulbs, except cube-type partitions if not permanently affixed.

         17.2 Trade fixtures, furniture and other personal property installed or placed in the Premises at the cost of Tenant shall be the property of Tenant unless otherwise specified in this Lease and Tenant shall remove the same prior to the termination of this Lease. Tenant shall at its own cost and expense completely repair any and all damage to the Premises resulting from or caused by such removal. If Tenant fails to remove all or any of such property, Landlord may at Landlord's option retain all or any of such property and title thereto shall thereupon vest in Landlord, or Landlord may remove from the Premises and dispose of in any manner all or any of such property, in which latter event Tenant shall, upon demand, pay to Landlord the actual expense of such removal and disposition and the cost of repair of any and all damage to the Premises resulting from or caused by such removal.

18.      INSOLVENCY.

         In the event Tenant becomes insolvent or files a voluntary petition in bankruptcy or becomes involuntarily bankrupt, or if a receiver, assignee or other liquidating officer is appointed for the business of Tenant, then Landlord at its option may immediately cancel this Lease by notice to Tenant to that effect.

19.      DEFAULT AND REMEDY.

         19.1 If at any time Tenant shall (a) fail to pay any sum due under this lease for five (5) days after such payment is due, or (b) fail to remedy any default with respect to any of the other provisions, covenants or conditions of this Lease to be kept or performed by Tenant within thirty (30) days after notice (or such additional time as is reasonably required to cure such default, as long as Tenant is proceeding diligently), then in either such event Landlord shall have all such rights and remedies as are provided by law in respect of such default, including, at Landlord's election, the right to terminate this Lease; provided, however, that Tenant's obligation and liability to make good any damages and deficiencies from any reletting shall survive such termination of this Lease.

         19.2 Landlord shall in no event be in default in the performance of any of its obligations in this Lease contained unless and until Landlord shall have failed to perform such obligation within thirty (30) days (or such additional time as is reasonably required to correct any such default, as long as Tenant is proceeding diligently after notice by Tenant to Landlord properly specifying wherein Landlord has failed to perform any such obligation.

20.      NON-WAIVER OF DEFAULTS.

         No waiver of any default by Tenant hereunder shall be implied from any omission by Landlord to take any action on account of such default if such default persists or is repeated, and no express waiver shall affect any default other than the default specified in the express waiver, and that only for the time and to extent therein stated. The acceptance by Landlord of rent with knowledge of the breach of any of the covenants of this Lease by Tenant shall not be deemed a waiver of any such breach. One or more waivers of any breach of any covenant, term or condition of this Lease shall not be construed as a waiver of any subsequent breach of the same covenant, term or condition. The consent or approval by Landlord to or of any act by Tenant requiring Landlord's consent or approval shall not be deemed to waive or render unnecessary Landlord's consent or approval to or of any subsequent similar acts by Tenant.

21.      NON-PERFORMANCE BY TENANT.

         If Tenant shall default in the performance of any covenant on its part to be performed by virtue of any provisions of this Lease, Landlord may, after any notice and the expiration of any period with respect thereto as required pursuant to the applicable provisions of this Lease, perform the same for the account of Tenant. If Landlord, at any time, is compelled to pay or elects to pay any sum of money or do any acts which would require the payment of any sum of money by reason of the default of Tenant, or if Landlord is compelled to incur any expense, including reasonable attorneys' fees, in instituting, prosecuting or defending any action or proceeding instituted by reason of the default of Tenant, the sum or sums so paid by Landlord with interest at the rate of eighteen percent (18%) per annum for the date paid until the date repaid by Tenant, plus costs and damages, shall be deemed to be additional rental hereunder and shall be due from Tenant to Landlord on the first day of the month following the incurring of such expenses. If Tenant is compelled to incur any expense, including reasonable attorneys' fees, in instituting, prosecuting or defending any action or proceeding instituted by reason of default of Landlord and if Tenant is successful in such litigation, the sum or sums so paid by Tenant with interest at the rate of eighteen percent (18%) per annum from the date paid until the date repaid by Landlord, plus costs and damages, shall be due and payable from Landlord to Tenant on the first day of the month following the incurring of such expense, provided, that any sum or sums due and payable from Landlord to Tenant, pursuant to the provisions of this paragraph, shall in no event be treated as an offset against the rent due and payable under this Lease.

22.      HOLD OVER TENANCY.

         If, without the execution of a new lease or written extension and with the consent of Landlord, Tenant shall hold over after the expiration of the Lease Term of this Lease, Tenant shall be deemed to be occupying the Premises as a tenant from month to month, which tenancy may be terminated by either Landlord or Tenant upon thirty (30) days prior written notice to the other. During such tenancy, Tenant agrees to pay to Landlord one hundred fifty percent (150%) of the monthly installment of Minimum Rental and Additional Rent which was payable in the month immediately preceding the month in which the expiration or termination occurs, and to be otherwise bound by all of the other terms, covenants and conditions as herein specified. If Tenant fails to surrender the Premises upon the termination of this Lease, in addition to any other liabilities to Landlord arising there from, Tenant shall indemnify and hold Landlord harmless from loss or liability resulting from such failure, including any claims made by any succeeding tenant founded on such failure.

23.      CONDEMNATION.

         If the whole or any part of the Premises shall be taken under the power of eminent domain, then the Lease shall terminate as to the part taken on the day when Tenant is required to yield possession thereof, and Landlord, to the extent of the condemnation aware, shall make such repairs and alterations as may be necessary in order to restore the part not taken to useful condition. The minimum rental shall be reduced proportionately as to the part of the Premises taken, the reduction to be effective on the date that Tenant is required to yield possession. If the amount of the Premises so taken is such as to impair substantially the usefulness of the Premises for the purposes for which the same are hereby leased, then either party shall have the option to terminate this Lease as of the date when Tenant is required to yield possession. All compensation awarded for such taking of the fee and the leasehold shall belong to and be the property of Landlord; provided, however, that Landlord shall not be entitled to any portion of the award made to Tenant for the cost of removal of stock and fixtures.

24.      NOTICES.

         Whenever in this Lease it shall be required or permitted that notice, approval, advice, consent or demand be given or served by either party to this Lease to or on the other, such notice or demand shall not be deemed to have been duly given or served unless in writing and forwarded by certified or registered mail to the Landlord's and Tenant's addresses set forth in Sections 1.1(b) and 1.1(d), respectively, of this Lease (or such other address as may be given by one party to the other pursuant to this Section 24).

25.      RIGHTS RESERVED BY LANDLORD.

         25.1 Landlord shall have the sole and exclusive right to designate (and from time to time, in its discretion, redesignate) the name of the Center.

         25.2 Tenant shall not, without Landlord's prior written consent, use the name, picture or representation of the center, or words to that effect, in connection with any business carried on in the Premises (except at Tenant's address).

         25.3 Landlord shall have the right, at its option, upon at least thirty (30) days prior written notice to Tenant, to relocate Tenant and to substitute for the Premises described herein other space in the Center containing at least as much rentable area as the Premises. Such substituted space shall be improved by Landlord, at its expense, with improvements at least equal in quantity and quality to those in the Premises. Landlord shall pay all reasonable expenses incurred by Tenant in connection with such relocation. Upon completion of the relocation, Landlord and Tenant shall amend this Lease to change the description of the Premises k and any other matters pertinent thereto.

26.      MISCELLANEOUS PROVISIONS.

         26.1 The term "Landlord" as used in this Lease so far as covenants or obligations on the part of Landlord are concerned shall be limited to mean and include only the owner or owners at the time in question of the Premises and in the event of any transfer or transfers of the title to the Premises, Landlord herein named (and in case of any subsequent transfers or conveyances, the then Landlord) shall be automatically freed and relieved from and after the date of such transfer or conveyance of all liability as respect to the performance of any covenants or obligations on the part of Landlord contained in his Lease thereafter to be performed.

         26.2 The captions of the paragraphs in this Lease are for convenience only and shall not be considered or referred to in resolving questions of interpretation or construction.

         26.3 The terms "Landlord" and "Tenant" wherever used herein shall be applicable to one or more persons, as the case may be, and the singular shall include the plural, and the neuter shall include the masculine and feminine, and if there be more than one, the obligations hereof shall be joint and several.

         26.4 Both the word "person" and the word "persons" wherever used in this Lease shall include individuals, partnerships, firms, associations and corporations or any other form of business entity. In the event that two or more individuals, corporations, partnerships or other business associations (or any combination of two or more thereof) shall sign this Lease agreement as Tenant, the liability of each such individual, corporation, partnership or other business association to pay rent and perform all other obligations hereunder shall be deemed to be Joint and several. In like manner, in the event that Tenant named in this Lease shall be a partnership or other business association the members of which are, by virtue of statute or general law, subject to personal liability, then in the event, the liability of each such member shall be deemed to be joint and several.

         26.5 The various rights, options, elections, powers and remedies contained in this Lease shall be construed as cumulative and no one of them shall be exclusive of any of the others, or of any other legal or equitable remedy which either party might otherwise have in the event of breach or default in the terms hereof, and the exercise of one right or remedy by such party shall not impair its right to any other right or remedy until all obligations upon the other party have been fully performed.

         26.6 Time is of the essence with respect to the performance of each of the covenants and agreements under this Lease.

         26.7 Each and all the provisions of this Lease shall be binding upon and inure to the benefit of the parties hereto and, except as set forth in
Section 26.1 and as otherwise specifically provided elsewhere in this Lease, their respective heirs, executors, administrators, successors and assigns, subject at all times, nevertheless, to all agreements and restrictions contained elsewhere in this Lease with respect to the assignment, transfer, encumbering or subletting of all or any part of Tenant's interest in this Lease.

         26.8 This Lease shall be interpreted in accordance with the law of the State of Ohio.

         26.9 This Lease contains all covenants and agreements between Landlord and Tenant relating in any manner to the rental, use and occupancy of the Premises and Tenant's licensed use of the Center and the other matters set forth in this Lease. No prior agreement or understanding pertaining to the same shall be valid or of any force or effect, and the covenants and agreements of this Lease cannot be altered, changed, modified or added to except in writing signed by Landlord and Tenant. No representation, inducement, understanding or anything of any nature whatsoever made, stated or represented on Landlord's behalf, either orally or in writing (except this Lease), has induced Tenant to enter into this Lease.

         26.10 Any provision or provisions of this Lease which shall prove to be invalid, void or illegal shall in no way affect, impair or invalidate any other provision hereof, and the remaining provisions hereof shall nevertheless remain in full force and effect.

         26.11 Except with respect to those conditions, covenants and agreements of this Lease which by their nature could only be applicable after the commencement of, during or throughout the term of this Lease, all of the other conditions, covenants and agreements of this Lease shall be deemed to be effective as of the date of execution of this Lease.

         26.12 Tenant represents and warrants to Landlord that it has not engaged any broker, finder or other person who would be entitled to any commission or fee in respect of the negotiation, execution of delivery of this Lease, and shall indemnify Landlord against loss, cost, liability or expense incurred by Landlord as a result of any claim asserted by any such broker, finder or other person on the basis of any arrangement or agreement made or alleged to have been made by or on behalf of Tenant.

         26.13 Nothing contained herein will be deemed or construed by the parties hereto, nor by any third party, as creating the relationship of principal and agent or of partnership or of joint venture between the parties hereto, it being understood and agreed that neither the method of computation of rent, nor any other provision contained herein nor any acts of the parties herein, shall be deemed to create any relationship between the parties hereto other than the relationship of Landlord and Tenant.

         26.14 Tenant agrees that it will not record this Lease. Both parties shall, upon the request of either, execute, acknowledge and deliver a notice of lease in statutory, or short form, for recording.

         26.15 Tenant agrees to give any Mortgagees and/or Trust Deed Holders, by registered mail, a copy of any notice of default served upon Landlord, provided that prior to such notice Tenant has been notified in writing (by way of Notice of Assignment of Rents and Leases, or otherwise) of the addresses of such Mortgagees and/or Trust Deed Holders. Tenant further agrees that if Landlord shall have failed to cure such default within the time provided for in this Lease, then the Mortgagees and/or Trust Deed holders shall have an additional thirty (30) days within which to cure such default or if such default cannot be cured within that time, then such additional time as may be necessary if within such thirty (30) days any Mortgagee and/or Trust Deed
Holder has commenced and is diligently pursuing the remedies necessary to cure such default (including but not limited to commencement of foreclosure proceedings if necessary to effect such cure), in which event this Lease shall not be terminated while such remedies are being so diligently pursued.

         26.16 The submission of this Lease, whether in blank form or with all or some of the blanks herein completed, shall not vest in Tenant any rights with respect to the Premises or the Center or be deemed, in any respect, to be binding upon Landlord. Until both Landlord and Tenant have executed this Lease, Tenant shall not be deemed to have acquired any rights with respect to the Premises or the Center.

         26.17 Landlord, and any person, firm, or corporation comprising Landlord shall not have any personal liability with respect to any of the provisions of this Lease. Tenant's sole recourse shall be against the Center, and the real and personal property comprising the same for the satisfaction of any of the Tenant's claims and remedies.

         IN WITNESS WHEREOF, Landlord and Tenant (if a corporation, pursuant to resolution adopted by the board of directors of Tenant on _______________, 19__) have executed three originals hereof as of the above date, but actually on the dates set forth below.

WITNESS                               LANDLORD

                                      TOWNVIEW PARTNERS,
                                      an Ohio partnership



______________________________        By: __________________________
                                          Michael J. Burke
------------------------------
                                      Title:  Managing Partner

                                      Date: ________________________



STATE OF OHIO             )
                          ) ss
COUNTY OF HAMILTON        )


         BE IT REMEMBERED, that on this ______ day of October, 1995, before me, the subscriber, a Notary Public in and for said County and State, personally appeared at Cincinnati, Ohio, a General Partner of Townview Partners through Michael J. Burke, its Managing Partner, which is the Owner and Lessor in the foregoing instrument and for itself and as such Partner, and for and on behalf of said partnership, acknowledged the signing and execution of said instrument, and acknowledged that it executed said instrument on behalf of said partnership; and that the signing thereof is its free and voluntary act and deed, its free act and deed as said Partner, and the free and voluntary act and deed of said partnership, for the uses and purposes therein mentioned.

         IN WITNESS WHEREOF, I have hereunto subscribed my name and affixed my notarial seal on the day and year last aforesaid.



                                                  ______________________________
                                                           NOTARY PUBLIC

                                      TENANT

                                      UPRIGHT, INC.


                                      By:  /s/ [illegible]
------------------------------             -------------------------------

______________________________
                                      Title: V.P. Sales & Marketing

                                      Date:   12/4/95



STATE OF OHIO             )
                          )        ss:
COUNTY OF HAMILTON        )


         BEFORE ME, the Subscriber, a Notary Public in and for said County and State, personally appeared ___________________, of Upright, Inc., the corporation which executed the foregoing instrument, who acknowledged he did sign said instrument as such officer on behalf of said corporation, and by authority of its Board of Directors, and that the execution of said instrument is his free and voluntary act and deed individually and as such officer, and the free and voluntary act and deed of said corporation.

         IN TESTIMONY WHEREOF, I have hereunto subscribed my name and affixed my Notarial Seal this _____ day of October, 1995.



                                                  ______________________________
                                                           Notary Public